SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                ((Amendment No. )

Filed by the  Registrant  [ x ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6a-12)
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                               KRANTOR CORPORATION
                               -------------------
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required
[   ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies

------------------------------------------------------------------------------
2.  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

------------------------------------------------------------------------------
4.  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
5.  Total fee paid:

------------------------------------------------------------------------------

[ ] Fee paid previously with  preliminary  materials.
[ ] check box if any
part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

------------------------------------------------------------------------------
2.   Form, Schedule or Registration Statement No.

------------------------------------------------------------------------------
3.   Filing Party:

------------------------------------------------------------------------------
4.   Date Filed:

------------------------------------------------------------------------------
                                       1

                               KRANTOR CORPORATION
                             120 East Industry Court
                            Deer Park, New York 11729

                                 PROXY STATEMENT

This statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Krantor Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held on April 21, 1997 at 10:00 A.M. at the offices of the Company at 120 East Industry Court, Deer Park, New York 11729.

VOTING PROCEDURE

Stockholders of record at the close of business on March 10, 1997 will be entitled to vote at the Meeting. On the record date, there were 26,353,333 shares of Common Stock, par value $.001 per share ("Common Stock"), outstanding, each of which being entitled to one vote at the Meeting, and 100,000 shares of Class A Preferred Stock, par value $.001 per share ("Preferred Stock" and , together with the Common Stock, collectively the "Company Shares"), outstanding, each of which being entitled to 13 votes at the Meeting. Holders of the Common Stock and the Preferred Stock will vote as a single class as to all matters to come before the Meeting. Of the Company Shares outstanding, Jemini Investments, Inc. ("Jemini"), an investment holding company, owns 1,056,073 shares of Common Stock and all of the shares of Preferred Stock. Mair Faibish, Executive Vice President, Chief Financial Officer and a Director of the Company, is an officer, director and 14% stockholder of Jemini and has sole voting and dispositive power with respect to the shares of the Company owned by Jemini. Mr. Faibish also has voting control over the number of shares currently owned by CYGNI S.A. Together the aforesaid shares owned of record by CYGNI S.A. and Jemini represents 8.5% of the votes entitled to be cast at the meeting. Jemini has advised the Company that it intends to vote for the election of each director and for the approval of the amendments to the Company's certificate of incorporation to authorize and arrange for the reverse split of outstanding common stock and to vote in favor of such reverse stock split. Jemini and Mr Faibish intends to vote the shares of CYGNI in similar fashion.

The By-Laws of the Company (the "By-Laws") provide that the holders of a minimum of one third of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. The ByLaws further provide that directors of the Company shall be elected by a plurality vote and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the By-Laws, all other matters coming before the meeting shall be decided by the vote of a majority of the number of Company Shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

Votes cast at the Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat Company Shares represented by a properly executed and returned proxy as present at the Meeting for purpose of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

Five directors will be elected by a plurality vote of the Company Shares present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect thereon. All other matters to come before the Meeting require the approval of a majority of the Company Shares present entitled to vote thereat; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, to deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Company Shares represented thereby will be voted at the Meeting in accordance with stockholder direction. Proxies in the enclosed form will be voted FOR the election of each director, and FOR the approval of the specified amendments to the Company's certificate of Incorporation arranging for reverse split of the Company's Common Stock unless contrary specification is made. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Except for the election of directors, and approval of the amendments to the Company's Certificate of Incorporation arranging for the proposed reverse split of common stock , management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented unless otherwise specified in the Proxy.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company's transfer agent, American Stock Transfer and Trust Company, will assist it in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company; however, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview.

                        PROPOSAL 1. ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected to a one-year term and to hold office until his successor is elected and qualified. The Board of Directors consists of one class, which serves for a one-year term. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, FOR the election of each of the directors nominated to serve on the Board to serve until the fiscal 1997 Annual Meeting of Stockholders or other dates for proposed election on new directors. If, contrary to present expectation, any of the nominees should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION CONCERNING DIRECTORS AND DIRECTOR NOMINEES.

Set forth below is certain information concerning directors and director nominees.

                                                                                     Year First Elected A
Name of Nominee                    Age       Position                                          Director
---------------                    ---       --------                                          --------

Henry J. Platek, Jr.                51      President and Director                               1989

Mair Faibish                        37      Executive Vice President Chief Financial
                                            Officer and Director                                 1989

Mitchell Gerstein                   41      Vice President, Treasurer, Secretary
                                            and Director                                         1991

Dominic Marsicovetere               48      Director                                             1993

Michael Ferrone                     45      Director                                             1995


     HENRY J. PLATEK, Jr. Mr. Platek has been President and a Director of the Company since December 1989.

     MAIR FAIBISH. Mr. Faibish has been Executive Vice President, Chief Financial Officer and a Director of the Company since May 1989. Mair Faibish has served as President and a Director of Jemini since May 1989.

     MITCHELL GERSTEIN. Mr. Gerstein has been Treasurer since March 1994, Vice President and a Director of the Company since June 1991, Controller and Treasurer of the Company since March 1992, and Secretary of the Company from June 1991 to March 1994, a position he reassumed in January 1995. From May 1989 to August 1991, Mr. Gerstein served as Assistant Controller of Jemini.

     DOMINIC A. MARSICOVETERE, CPA. Mr. Marsicovetere has been a Director of the Company since April 1993. Since 1978, Mr. Marsicovetere has been an Accounting Professor in the school of Business Administration at Hofstra University. Since 1978, Mr Marsicovetere had been in private practice as a certified public accountant.

     MICHAEL FERRONE. Mr. Ferrone has been an associate at Certified Financial Services for 1 year. Mr. Ferrone has been a Vice President and has served on the Executive Committee of Alliance Financial Group for the past eight years. Mr. Ferrone has a BA degree from Rutgers University.

     IRWIN SIMON, former director has resigned from the board for personal reasons, but not of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices, to the best knowledge of the Company.

CORPORATE GOVERNANCE

     Directors are elected at the annual meeting of stockholders and hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

     The Board of Directors has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consist of five members.

     The Company has an Audit Committee, an Executive Committee, an Independent Compensation Committee, and an Employee Compensation Committee.

     The Audit Committee is comprised of Mair Faibish and Dominic A. Marsicovetere and its functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan and results of their examination of the consolidated financial statements and determining the independence of such accountants. The Audit Committee will also have primary responsibility for reviewing all related party transactions. However, it is the Company's policy that all related party transactions be approved by a majority of the disinterested directors of the Company. Such directors will not be required to make a determination that each related party transaction meets a fairness test, but will decide whether the transaction is in the best interest of the Company.

     The Executive Committee is comprised of Henry J. Platek, Jr. and Mair Faibish and is responsible for establishing policies and procedures relating to the administration and operation of the Company.

     The Independent Compensation Committee, consisting of Dominic Marsicovetere and Michael Ferrone, the Company's two independent non-employee directors, will review and make recommendations with respect to compensation of officers and key employees. They also administer the Company's 1994 services and consulting Compensation Plan, as amended with respect to compensation of directors (except non-employee directors) and officers and consultants of the Company.

     The Employee Compensation  Committee,  consisting of Mair Faibish and Henry
J. Platek, will review and make recommendations with respect to compensation of employees who are not officers or directors.

     Executive officers serve at the discretion of the Board of Directors, subject to any employment agreement between the executive officer and the Company.

     The Board of Directors and its Committees voted by unanimous or majority (on notice to others not voting) written consent in lieu of formal meetings with respect to all actions taken in the year ended December 31, 1995 and December 31, 1996, and thereafter in 1997 with the exception of one directors meeting held January 6, 1997 wherein all directors were present.

     None of the directors or respective officers of the Company have over the last two fiscal years been involved in any material transactions with the Company where in the amount of money involved exceeded $60,000, although Mr. Simon, former director has been involved in selling goods to or through the Company as a customer through affiliated entities and the Company and its affiliates purchased insurance instruments through Mr. Ferrone. No material transactions involving the officers and or directors of the Company and the Company are proposed. There are also no common affiliations between the Company and officers and or directors in any other business or entity, to the best knowledge of the Company.

     No officer, director and/or former member or affiliate thereof is or in the last two fiscal years has been in dept to the Company in excess of $60,000.

COMPENSATION OF DIRECTORS  --  NON EMPLOYEE DIRECTOR PLAN

     Directors and committee members who are part of management serve as such without compensation but are reimbursed for their reasonable out-of-pocket expenses in attending meetings of the Board and its committees. Pursuant to the Option Plan, directors who are not employees of the Company are granted an option to purchase 10,000 shares of Common Stock, at an exercise price equal to fair market value on the date of grant immediately upon their election or reelection on the Board of Directors.

RECOMMENDATION AND VOTE

     The Board of Directors recommends the election of the nominees listed above as directors of the Company to hold office until the next annual meeting or until their successors are elected and qualified. The affirmative vote of a plurality of the Company Shares represented at the Meeting is required for such approval.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 10, 1997 information regarding the beneficial ownership of the Company's voting securities (i) by each person who is known to the Company to be the owner of more then five percent of the Company's voting securities, (ii) by each of the Company's directors, and (iii) by all directors and executive officers of the Company as a group:



                                           Amount and Nature of
                                           Beneficial Ownership     Percent of Class
                                           --------------------     ----------------
                                           Common    Preferred      Common  Preferred
                                           Stock        Stock       Stock       Stock
                                           -----        -----       -----       -----

Name and Address of Beneficial Owner(1)

Henry J. Platek (2) . . . . . . . . . .    64,116        -0-          .24%       --
120 East Industry Court
Deer Park, NY  11729

Mair Faibish (3)(4) . . . . . . . . . . 1,174,573      100,000       4.46%       100.0%
120 East Industry Court
Deer Park, NY  11729

Mitchell Gerstein . . . . . . . . . . .    26,282        -0-          .10%       --
120 East Industry Court
Deer Park, NY  11729

Dominic A. Marsicovetere . . . . . . .      -0-          -0-          --         --
120 East Industry Court
Deer Park, NY  11729

Michael Ferrone  . . . . . . . . . . .      -0-          -0-          --         --
120 East Industry Court
Deer Park, NY  11729

Jemini Investments, Inc (4). . . . . .  1,056,073      100,000       4.01%       100.0%
350 Jericho Turnpike
Jericho, NY  11753

All Officers and Directors
as a Group (4) . . . . . . . . . . . .  1,264,971      100,000       4.8%        100.0%

*Less than 1%


(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2) Includes 8,333 shares owned by Michaleen Platek, wife of Henry J. Platek Jr. and 8,333 shares owned by MNP Corporation d/b/a Twin Cities Wholesale Grocers,

Incorporated ("MNP"), a corporation wholly-owned by Mrs. Platek. Henry J. Platek, Jr. disclaims beneficial ownership of the shares held by Michaleen Platek and MNP.

(3) Includes 1,056,073 shares of the Common Stock and 100,000 shares of Preferred Stock beneficially owned by Jemini. Mr. Faibish is treasurer, director and a 14% stockholder of the common stock of Jemini. Mr. Faibish has sole voting and investment power with respect to the shares that Jemini owns in the Company.

(4) Each share of Preferred Stock is entitled to 13 votes. Accordingly, the percentage of overall voting power of the Company's voting securities beneficially owned by Mr. Faibish, Jemini, and all officers and directors as a group, (assuming, as to each stockholder, the exercise of currently outstanding options) is as follows:

Name
Mair Faibish . . . . . . . . . . . . . . . . . . .     9.0%
Jemini . . . . . . . . . . . . . . . . . . . . . .     8.5%
All officers and directors as a group. . . . . . .     9.3%


                   PROPOSAL 2. PROPOSAL TO AMEND THE COMPANY'S
               CERTIFICATE OF INCORPORATION TO ALLOW REVERSE SPLIT


GENERAL

     At the annual Meeting, the stockholders of the Company will consider and vote upon a proposal providing for a one-for-twenty five Reverse Split of the common stock (the "Common Stock") of Krantor Corporation (the "Company"). The Reverse Split will be effected by an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment") that is contained in Exhibit A to this Proxy Statement, which is incorporated by reference herein. The Reverse Split Amendment will become effective upon its filing with the Secretary of State of Delaware (the "Effective Date"). Fractional shares of Common stock will not be issued as a result of the Reverse Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will, instead, receive from the Company a cash payment in United States dollars equal to such fraction multiplied by twenty five times the average closing price of the Common Stock on the NASDAQ Small Cap Market for the five trading days immediately preceding the Effective Date.


AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Reverse Split Amendment will amend Article Four of the Certificate of Incorporation to add a new section to the end thereof providing for the Reverse Split. At the Effective Date, without further action on the part of the Company or the stockholders, each share of Common Stock will be converted into one-twenty-fifth of a share of Common Stock. The Reverse Split Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

     A vote for the Reverse Split proposal will include authorization of the Company's Board of Directors not to file or to delay the filing of the Reverse Split Amendment in the event that the Board of Directors determines that filing the Reverse Split Amendment would not be in the best interest of the Company's stockholders. Factors leading to such determination could include, without limitation, any possible effect on NASDAQ listing or future securities offerings (see "Reasons for the Reverse Split" infra).

VOTE NEEDED FOR APPROVAL

     The proposed Reverse Split and the related amendment to the Company's Certificate of Incorporation must be approved by the holders of at least a majority of the shares of Common Stock (and others having votes similar thereto) present and voting at the annual Meeting of stockholders where quorum requirements have been met, called for that purpose for which Proxies are hereby being solicited. Quorum at the meeting shall require attendance in person or by proxy by at least one-third amount of potential votes outstanding.

           THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION
         SETTING FORTH THE PROPOSED REVERSE SPLIT AMENDMENT, AND HEREBY
          RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE
                               PROPOSED AMENDMENT.


EFFECT OF THE PROPOSED REVERSE SPLIT

     The proposed Reverse Split will be effected by means of an amendment to the Certificate of Incorporation of the Company. Under Delaware law, no appraisal rights are available to dissenting shareholders. Each stockholder who owns fewer than twenty-five shares of Common Stock will have his fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares", infra. The interest of such stockholder in the Company will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company. Each shareholder who owns twenty-five or more shares of Common Stock will continue to own shares of Common Stock and will share in the assets and future growth of the Company. Such interest will be represented by one-twenty-fifth as many shares as such stockholder owned before the Reverse Split, except that no fractional shares will be issued. The following schedule of stockholders' equity sets forth as of September 30, 1996 (last filed 10Q Report for the Company), on a pro-forma basis, the effect of the adoption of the Reverse Split proposal. Adoption of the Reverse Split proposal will result in a one-for-twenty-five reverse split of the Common Stock.

                   PRO FORMA SCHEDULE OF STOCKHOLDERS' EQUITY
                   ASSUMING ADOPTION OF REVERSE SPLIT PROPOSAL
                                   (UNAUDITED)

                                                                    Pro Forma
                                                Historical     Adjusted Balance
                                        September 30, 1996   September 30, 1996
                                        ------------------   ------------------


Stockholders' Equity:
         Class A $2.20 Cumulative
         Preferred Stock - $.001 par value;
         100,000 shares authorized,
         100,000 shares issued and
         outstanding:                                   100            100
         Common Stock - $.001 par value;
         29,900,000 Shares authorized -
         26,353,333 shares outstanding (1)
         pre- split; 1,054,133 outstanding
         post-split:                                   26,353           1,054
         Additional Paid -in Capital:              12,159,642      12,184,941
Accumulated Deficit:                               (7,775,567)     (7,775,567)
                                                   -----------     -----------
                                                    4,410,428       4,410,428
         Less treasury stock at cost:                (167,500)        167,500
                                                     ---------       --------
         Total Stockholders' Equity:                4,242,928       4,242,928
                                                    =========       =========


---------------------------------
(1) Assumes outstanding Common Stock as of March 1, 1997

     Adoption of the Reverse Split proposal as of January 1, 1996 would not have had an effect on net income for the fiscal year ended December 31, 1996. However, net loss per share would have been proportionately increased. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares. The Company does not believe that adoption of the Reverse Split will adversely affect the continued listing of the Company's Common Stock on the NASDAQ Small Cap Market, but, contrary, the Company believes that it may be necessary to achieve the Reverse Split to maintain its listing thereon.

REASONS FOR THE REVERSE SPLIT

     Management of the Company believes that it may be more difficult to attract new investors to the Company because the Common Stock trades at a relatively low price (the closing price on March 10,1997 was $.10 per share) and desires to increase the per share market quoted price for the Common Stock of the Company to attract new investment which the Company believes that the Reverse Split will accomplish. The Company also believes that it must have more Common stock available for issuance to accommodate new investment and have sufficient reserves to accommodate prior convertible debt outstanding, whereas at present the Company is close to exhausting its authorized but unissued stock. Most importantly, the Company's listing on NASDAQ is jeopardized unless the market quoted price for the Company's common Stock increases to $1 or more, which the Company believes will be achievable as a result of the Reverse Split.

     It is anticipated that following the consummation of the Reverse Split, the shares of Common Stock will trade at a price per share that is significantly higher than the current market price. However, there can be no assurance that after the consummation of the Reverse Split, the shares of Common stock will trade at twenty times the market price of the Common Stock prior to the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     The exchange of shares of Common Stock will occur on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing pre-split shares of Common Stock are physically surrendered for certificates representing post-split shares of Common Stock. The Company's Transfer Agent will exchange certificates. In the event that the number of shares of post-split Common stock includes a fraction, the Company will pay to the stockholder, in lieu of the issuance of fractional shares of the Company, a cash amount in United States dollars which will be equal to the same fraction multiplied by twenty-five times the average closing price of the Common stock on the NASDAQ Small Cap Market for the five days immediately preceding the Effective Date. A change in the closing price of the Common Stock will affect the amount received for a fraction share by a shareholder.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of postsplit Common Stock such stockholders are entitled to receive as a consequence of the Reverse Split. After receipt of such transmittal form, each holder should surrender the certificates representing pre-split shares of Common Stock of the Company. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of post-split Common Stock to which he is entitled and any cash payable in lieu of a fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of post-split shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the certificates representing pre-split shares of Common Stock have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the certificates for pre-split shares of Common Stock, all such unpaid dividends or distributions will be paid without interest.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain federal income tax consequences of the Reverse Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders interested in such information should consult with their own advisors.

     This discussion is for general information only and does not address the federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under State, local or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATION IN THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

     The Company should not recognize any gain or loss as a result of the Reverse Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Split. The aggregate tax basis of post-split Common Stock received by such a stockholder in connection with the Reverse Split will equal the stockholder's aggregate basis in the pre-split Common Stock exchanged therefor and generally will be allocated among post-split Common Stock received on a pro-rate basis. Stockholders who have used the specific identification method to identify their basis in pre-split Common Stock surrendered in the Reverse Split should consult their own tax advisors to determine their basis in the post-split Common Stock received in exchange therefor. A stockholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on the receipt of such cash in an amount equal to the difference between the cash received and his basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock will be determined as if the stockholder actually received such fractional share.

                                 OTHER BUSINESS

     Belew, Averitt & Company are expected to be the independent auditors of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997 and have acted as such during the last two fiscal years of the Company. If is not expected however that any representatives of the auditors to be available at the Meeting to respond to questions.

     The financial statements of the Company as of and for the fiscal years ended December 31, 1996 and December 31, 1995 were audited by audited by Belew, Averitt & Company and such did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Management knows of no other business which is to be presented for action at the meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their judgment.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.

                             EXECUTIVE COMPENSATION

     Set forth below are tables showing: (i) in summary form, the compensation paid to Henry J. Platek and Mair Faibish, the only executive officers of the Company who earned in excess of $100,000 during any of the fiscal years presented; and (ii) the options and stock appreciation rights (SARs) granted to such executives in 1996.

                                                                    Restricted
                                                                      Stock
Name and  Principal  Position           Year      Salary    Bonus     Awards
--------  ---------  --------           ----      ------    -----     ------
Henry J. Platek,  President  and        1996      105,867     -0-       -0-
Chief Executive Officer                 1995      121,000    6,063      -0-
                                        1994      108,000   23,015    23,015

Mair Faibish, Executive                 1996      112,440     -0-       -0-
Vice President and                      1995      104,900   11,719      -0-
CFO.                                    1994       77,298   90,865      -0-

Compensation Committee Interlocks and Insider Participation

     All decisions with respect to the compensation of the Company's executive officers and key employees are made by the Independent Compensation Committee, which is comprised of Mr. Marsicovetere and Mr. Ferrone. Neither Mr. Marsicovetere nor Mr. Ferrone are officers or employees of the Company nor were they at any time.

     All decisions with respect to the compensation of employees who are not executive officers or key employees are made by the Employee Compensation Committee, which is comprised of Mr. Platek and Mr. Faibish. Mr. Faibish is the Executive Vice President and Chief Financial Officer of the Company.

     In addition to his duties with the Company, Mr. Faibish is an officer, director and stockholder of Jemini Investments, Inc., a New York corporation which owns all 100,000 shares of the Company's Class A Preferred Stock (the "Preferred Stock") and 1,056,073 shares of the Company's Common Stock.

             REPORT OF THE BOARD OF DIRECTORS ON ANNUAL COMPENSATION

ADMINISTRATION OF COMPENSATION PROGRAM

     The Independent Compensation Committee will be responsible for establishing
and  administering  the  compensation   policies  applicable  to  the  Company's
executive officers.

     Prior to the establishment of the Committee, decisions with respect to the compensation of the Company's executive officers have been made by the Board of Directors.

COMPENSATION POLICY

     The goals of the Company's executive compensation policy are to (i) attract and retain qualified executives and (ii) ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. To achieve these goals, the Company's executive compensation policy will reward executives for long term strategic management and the enhancement of stockholder value by integrating annual base compensation with other forms of incentive compensation based upon corporate results and individual performance. Measurement of corporate performance will be primarily based on the level of achievement of Company goals and upon Company performance levels compared with industry performance levels.

     The Committee will obtain compensation survey data where available for the promotional wholesale distribution industry and similar industries to be used as a guide to establish compensation levels to be competitive with and comparable to other companies in its industry group.

FISCAL 1996 EXECUTIVE COMPENSATION PROGRAM

     The Company's fiscal 1996 executive compensation program was comprised exclusively of base salary and stock grants pursuant to the company's compensation plan. During fiscal 1996, Mr. Faibish and Mr. Platek, the Company's two executive officers, did not receive salary increases. The decisions not to grant increases, were made by the Board of Directors based on the company performance and financial condition. The compensation program described below will be implemented by the Independent Compensation Committee on a going forward basis.

     BASE SALARY. The Independent Compensation Committee will review and approve all salary changes and stock grants for executive officers. The Committee will base its approval of such salary changes on: (i) performance of the executive, (ii) Company performance, (iii) experience, and (iv) external salary surveys.

     ANNUAL INCENTIVE. The Company may use annual performance incentives to focus management on achieving financial and operating results. The Company may establish a bonus pool for executive officers for a particular year or years, from which bonuses will be paid at the discretion of the President and Executive Vice President upon approval of the Committee, except that bonuses awarded to the President and Executive Vice President will be at the discretion of the Committee, based on the financial performance of the Company.

     LONG TERM INCENTIVE. The primary purpose of the long term incentive compensation plan is to link management pay with the long term interests of stockholders. The Independent Compensation Committee will use stock options to achieve this link. The grant of options at 100 percent of the fair market value assures that executive officers will receive a benefit only when stock price increases.

     The amount of options granted is based on comparative data on the estimated value of long term compensation for other industry executives. In determining annual stock option grants, the Independent Compensation Committee will base its decision on the individual's performance and potential to improve stockholder value.

     In March 1994, certain executive officers of the Company were awarded stock options and stock grants pursuant to the Plan. These options and grants were made at the direction of the President and Executive Vice President, and the options were granted at the market price of the Common Stock on the date of grant ($3.00 per share). Such options and stock grants were approved by the Board of Directors. In March, 1995, these options were cancelled by the holders. In March, 1995, the Independent Compensation Committee issued new options to certain of the Company's executive officers. These options were cancelled by the holders in February, 1997. The Committee believes that options and other stock-based performance compensation arrangements are effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

CEO COMPENSATION DURING FISCAL 1996

     Mr. Platek's base salary reflects a compensation level which decreased from fiscal 1995. Mr. Platek's salary is intended to be competitive with salary arrangements received by other chief executive officers in the promotional wholesale distribution industry. Mr. Platek did not receive a bonus during fiscal 1996 because bonuses were generally not paid to executive officers while the Company was recording losses applicable to common stock. The Committee will base future bonuses or awards to Mr. Platek on Company and individual performance as compared to other promotional wholesale distribution companies, and the criteria set forth above for executive officers generally.

COMPENSATION OF DIRECTORS

         The Company's executive officers do not receive any compensation for their service as Directors; however, such officers are reimbursed for their reasonable out-of-pocket expenses in attending any meetings of the Board and/or its committees. The Company's two non-employee Directors, on the other hand, each receive compensation for their service in the form of an option to purchase 10,000 shares of the Company's Common Stock immediately upon their election or re-election to the Board. These options, which are granted pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Option Plan") , are issued at their fair market value, are immediately exercisable and have a term of ten years.

EMPLOYMENT CONTRACTS

     The Company entered into employment agreements (the "Agreements") with each of Messrs. Platek and Faibish on November 14, 1994, providing for their continued employment in their current capacities until October 1997, subject to termination for cause, at an annual base salary, effective November 14, 1994 with respect to Mr. Platek and effective April 1, 1995 with respect to Mr. Faibish, of $108,000 (with automatic 5% annual increases). Under these Agreements, Messrs. Platek and Faibish will each be eligible to receive bonus payments at the discretion of the Independent Compensation Committee. In addition, the Agreements provide for each of Messrs. Platek and Faibish to receive certain stock option grants pursuant to the Company's 1994 Plan. Each officer has agreed that upon termination of his employment, he will not compete with the Company for a period of one year in any area within a 50 mile radius of the Company's principal place of business. The Agreements also provide for certain payments in the event of either officers' disability and for the use of a company automobile.

CONCLUSION

     The Board of Directors and the Independent Compensation Committee believe that the quality and motivation of management make a significant difference in the long term performance of the Company. The Board of Directors and the Committee also believe that a compensation program which rewards performance that meets or exceeds high standards also benefits the stockholders, so long as there is an appropriate downside risk element to compensation when performance falls short of such standards. The Board of Directors and the Committee are of the opinion that the Company's management compensation program meets these requirements, has contributed to the Company's success, and is deserving of stockholder support.

                  Henry J. Platek, Jr.
                  Mair Faibish
                  Mitchell Gerstein
                  Dominic. A. Marsicovetere
                  Michael Ferrone

                            STOCK PERFORMANCE TABLE

     The following chart compares over the last four year period the percentage change on the Company's common stock between the NASDAQ composite index (COMP) and The Fleming Companies (FLM: the largest food wholesaler in the U.S).


-----------------------------------------------------------------------------------------------------------------------------
YEAR                            KRANTOR                        NASDAQ COMP.                    FLEMING
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
9/93                            (30)%                          30%                             0%
-----------------------------------------------------------------------------------------------------------------------------
6/94                            (15)%                          20%                             (15)%
-----------------------------------------------------------------------------------------------------------------------------
3/95                            (60)%                          35%                             (30)%
-----------------------------------------------------------------------------------------------------------------------------
12/95                           (75)%                          75%                             (30)%
-----------------------------------------------------------------------------------------------------------------------------
9/96                            (90)%                          90%                             (50)%
-----------------------------------------------------------------------------------------------------------------------------
3/97                            (90)%                          120%                            (50)%
-----------------------------------------------------------------------------------------------------------------------------


                                 ANNUAL REPORT

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1995, which includes audited financial statements, has been previously mailed to stockholders and the 1996 Annual Report shall be mailed to shareholders when prepared, preparation of which is suspected by April 1997. Of such Reports that for fiscal year ended December 31, 1995 is incorporated here in by reference; that for 1996 is not presently available, but is incorporated if and to the extent available if completed prior to the scheduled annual meeting to which this proxy statement relates.

                                   FORM 10-K

     The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, including the financial statement schedules and that for 1996, if and when available. Written requests for copies of such report should be directed to Ms. Grace Sauer, Stockholder Relations, Krantor Corporation, 120 East Industry Court, Deer Park, New York 11729. The 10-K report for 1995 is incorporated herein by reference and that for 1996 is incorporated if and to the extent available if completed prior to the scheduled annual meeting to which this proxy statements relates.

                             STOCKHOLDER PROPOSALS

     If any stockholder desires to present a proposal for action at the Company's annual meeting, such proposal must be in compliance with applicable laws and Securities and Exchange Commission regulations and must be received by the Company on or prior to April 21, 1997.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such person are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it with respect to fiscal 1995 and 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with.

                                   By Order of the Board of Directors

                                   /S/ Mitchell Gerstein
                                   ---------------------
                                   Mitchell Gerstein
                                   Secretary
March 21, 1997
Deer Park, New York

                                    EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               KRANTOR CORPORATION

     Krantor Corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment'), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

ARTICLE FOURTH of the Certificate of Incorporation of Krantor Corporation, a Delaware corporation, is hereby amended by adding thereto the following paragraphs to read as follows:

Reverse Split

(i) Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as onetwenty-fifth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by twenty-five times the average closing price of a share of previously existing Common Stock on the NASDAQ Small Cap Market for the five trading days immediately preceding the effective date, and upon such other terms as the officers of the Corporation, in their sole discretion, deem to be advisable and in the best interests of the Corporation.

(ii) Certificates representing reclassified shares are hereby canceled and upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such canceled shares have been converted.

SECOND: That thereafter pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statue were voted in favor of the Amendment.

THIRD:  That the Amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.



IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mair Faibish, its Vice President, and attested by Mitchell Gerstein, its Secretary, this day of , 1997.



                                         KRANTOR CORPORATION



                                         By: /s/ Mair Faibish
                                         --------------------
                                         Mair Faibish
                                         Vice President



ATTEST:           By: /s/ Mitchell Gerstein
-------           -------------------------
                  Mitchell Gerstein
                  Secretary

                                    EXHIBIT B
                               KRANTOR CORPORATION
                             120 EAST INDUSTRY COURT
                            DEER PARK, NEW YORK 11729

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mair Faibish and Mitchell Gerstein, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated herein, all of the shares of the common stock, par value $.001 per share, of Krantor Corporation (the "Company"), held of record by the undersigned on at the Special Meeting (the "Special Meeting") of Stockholders of the Company to be held on , and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND PROPOSAL 2, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

1.   PROPOSAL  TO  APPROVE  AN  AMENDMENT  TO  THE  COMPANY'S   CERTIFICATE   OF
INCORPORATION TO EFFECT A ONE FOR TWENTY-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, PAR VALUE $.001 PER SHARE, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE SPECIAL MEETING.

FOR  [  ]  AGAINST  [  ]  ABSTAIN  [  ]

2. PROPOSAL TO ELECT THE FOLLOWING PERSONS TO SERVE AS THE BOARD OF DIRECTORS FOR KRANTOR CORPORATION FOR ONE YEAR FROM THE EFFECTIVE DATE OF THE SPECIAL MEETING OF SHAREHOLDERS TO WHICH THIS PROXY RELATES OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:
HENRY J. PLATEK,  JR.
MAIR FAIBISH
MITCHELL GERSTEIN
DOMINIC MARSICOVETERE
MICHAEL FERRONE

FOR [  ]  AGAINST [  ]  ABSTAIN  [  ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

FOR [  ]  AGAINST [  ] ABSTAIN [  ]

MARK HERE FOR ADDRESS CHANGE  AND NOTE BELOW  [  ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                              Date:

Signature:                              Date: